Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche Asset Allocation Trust (formerly known as Deutsche Target Date Series) on Form N-1A (“Registration Statement”) of our report dated October 23, 2015 relating to the financial statements and financial highlights which appears in the August 31, 2015 Annual Report to Shareholders of Deutsche Multi-Asset Conservative Allocation Fund (formerly known as Deutsche LifeCompass 2015 Fund), Deutsche Multi-Asset Global Allocation Fund (formerly known as Deutsche LifeCompass 2020 Fund) and Deutsche Multi-Asset Moderate Allocation Fund (formerly known as Deutsche LifeCompass 2030 Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

November 23, 2015